UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LTX-Credence Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

LTX-CREDENCE CORPORATION

TO BE HELD ON DECEMBER 7, 2010

On November 8, 2010, LTX-Credence Corporation (the “Company”) filed a proxy statement (the “Proxy Statement”) in connection with its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Company’s offices at 1421 California Circle, Milpitas, California 95035 on December 7, 2010, beginning at 3:00 p.m., Pacific time. The Company’s Board of Directors has fixed the close of business on October 29, 2010 as the record date for determination of the stockholders entitled to vote at the Annual Meeting or any adjournment thereof. This Proxy Statement Supplement (the “Supplement”) amends and supplements the Proxy Statement.

Proposal 2 in the Proxy Statement requests that the Company’s stockholders approve the Company’s 2010 Stock Plan to be effective as of December 7, 2010, the date of the Annual Meeting.

On November 26, 2010, the Company’s Board of Directors amended the Company’s 2010 Stock Plan to reduce by 1,200,000 the number of shares available for awards under the 2010 Stock Plan. As originally proposed, the number of shares available for award under the 2010 Stock Plan was the sum of: (i) 6,000,000, (ii) any shares under the Company’s 2005 Stock Plan and 2004 Stock Plan (the “Existing Plans”) that are unissued and (iii) any unused shares under the Existing Plans as a result of termination, surrender, cancellation or forfeiture of outstanding awards (the shares described in (ii) and (iii) are collectively referred to as the “Existing Plan Shares”). As amended, the number of shares available for award under the 2010 Stock Plan is the sum of: (i) 4,800,000 and (ii) the Existing Plan Shares.

The decrease in the number of shares of common stock authorized for awards under the 2010 Stock Plan will reduce the potential dilutive impact of the 2010 Stock Plan on the Company’s stockholders, as compared to the original proposal.

Except as described above, the 2010 Stock Plan and the description thereof contained in the Proxy Statement remain unchanged. The Board of Directors continues to recommend unanimously that the stockholders vote FOR the proposals listed in the Proxy Statement, as supplemented.

Voting Procedures

You do not have to take any action if you have previously voted your shares on the Annual Meeting proposals and do not wish to change your vote on any proposal.

If you have already voted your shares on the Annual Meeting proposals and wish to change your vote on any proposal, you may revoke your proxy before it is voted at the Annual Meeting by (i) using the Internet (www.investorvote.com/LTXC) (ii) calling the toll-free number 1-800-652-VOTE(8683), (iii) completing, signing and dating a proxy card where indicated and mailing or otherwise returning the card to us prior to the beginning of the Annual Meeting or (iv) attending the Annual Meeting and voting in person.

Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern time, on December 6, 2010.

If the shares you own are held in “street name” by a bank or brokerage firm, please follow the voting instruction form provided to you by such bank or brokerage firm.

If you have not already voted your shares on the Annual Meeting proposals, you are urged to vote using one of the methods described above as soon as possible, even if you plan to attend the Annual Meeting. For your convenience, a duplicate copy of the proxy card is enclosed. Voting in advance will not prevent you from voting in person if you attend the Annual Meeting, but will ensure that your vote is counted if you are unable to attend the Annual Meeting.

The information contained in this Supplement should be read in conjunction with the Proxy Statement. There is no change in the time or place of the Annual Meeting or the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

COLIN J. SAVOY, Secretary

November 26, 2010